                                                                       Exhibit 7


                                                                  EXECUTION COPY

             TIERS(R) ASSET BACKED SUPPLEMENT SERIES RUSSELL 2004-1

                                     between

                           STRUCTURED PRODUCTS CORP.,
                                  as Depositor

                                       and

             U.S. BANK NATIONAL ASSOCIATION, CAYMAN ISLANDS BRANCH,
                                   as Trustee

      TIERS(R) Principal-Protected Minimum Return Asset Backed Certificates
                           Trust Series Russell 2004-1

                                TABLE OF CONTENTS

                                                                                                                   PAGE
Preliminary Statement...........................................................................................     1
Section 1         Certain Defined Terms.........................................................................     1
Section 2         Creation and Declaration of Trust; Grant of Term Assets; Acceptance by Trustee and
                  Co-Trustee....................................................................................     8
Section 3         Designation; Authorization to Execute the Swap Agreement......................................     8
Section 4         Date of the Certificates......................................................................     9
Section 5         Aggregate Principal Amount and Denominations; Other Matters Concerning the Term Assets........     9
Section 6         Currency of the Certificates..................................................................     9
Section 7         Form of Securities............................................................................    10
Section 8         Administrative Agent; Sub-Administrative Agent................................................    10
Section 9         Certain Provisions of Base Corporate Trust Agreement Not Applicable...........................    10
Section 10        Distributions.................................................................................    10
Section 11        Termination of Trust..........................................................................    12
Section 12        Limitation of Powers and Duties...............................................................    13
Section 13        Compensation of Trustee and Co-Trustee........................................................    14
Section 14        Modification or Amendment.....................................................................    15
Section 15        Accounting....................................................................................    15
Section 16        Reports to Certificateholders; Other Tax Matters..............................................    15
Section 17        No Event of Default...........................................................................    16
Section 18        Notices.......................................................................................    16
Section 19        Access to Certain Documentation...............................................................    16
Section 20        Advances......................................................................................    16
Section 21        Ratification of Agreement.....................................................................    16
Section 22        Counterparts..................................................................................    17
Section 23        Governing Law.................................................................................    17
Section 24        Certificate of Compliance.....................................................................    17
Section 25        Tax Year of Trust.............................................................................    17
Section 26        Matters Concerning the Co-Trustee.............................................................    17
Section 27        Notice to Depositor and Others Regarding Reports..............................................    17
Section 28        The Policy....................................................................................    17
Section 29        Provisions Concerning the Additional Investment Securities....................................    17

                                       I

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                PAGE
Exhibit A -- Description of the Term Assets
Exhibit B -- Terms of the Certificates as of Closing Date
Exhibit C -- Form of Certificates

                                       II

                  TIERS(R) ASSET BACKED SUPPLEMENT SERIES RUSSELL 2004-1 dated January 29, 2004 (this "Series Supplement") between STRUCTURED PRODUCTS CORP., a Delaware corporation, as depositor (the "Depositor"), and U.S. Bank National Association, Cayman Islands Branch, a company organized and existing under the laws of the United States of America, registered as a foreign company under Part IX of the Companies Law (2003 Revision) of the Cayman Islands and holding a bank and trust license pursuant to the Banks and Trust Companies Law (2003 Revision) of the Cayman Islands, as Trustee (the "Trustee").

                              PRELIMINARY STATEMENT

                  Pursuant to the Base Corporate Trust Agreement dated January 29, 2004 (as amended and supplemented pursuant to this Series Supplement, the "Agreement"), among the Depositor and the Trustee, such parties may at any time and from time to time enter into a series supplement supplemental to the Agreement for the purpose of creating a trust. Section 5.13 of the Agreement provides that the Depositor may at any time and from time to time direct the Trustee to authenticate and deliver, on behalf of any such trust, a new Series of trust certificates. Section 8.10 of the Agreement provides that the Depositor and the Trustee acting jointly may appoint one or more co-trustees to act as co-trustee of all or part of such trust, or any part thereof, and subject to provisions of such section, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. Each trust certificate of such new Series of trust certificates shall represent a fractional undivided beneficial interest in such trust. Certain terms and conditions applicable to each such Series are to be set forth in the related series supplement to the Agreement.

                  Pursuant to this Series Supplement, the Depositor and the Trustee shall (i) create and establish a new trust to be known as TIERS(R) Principal-Protected Minimum Return Asset Backed Certificates TrusT Series Russell 2004-1, and a new Series of trust certificates to be issued thereby, which certificates shall be known as the TIERS(R) Principal-Protected Minimum Return Trust Certificates (the "Certificates") and (ii) appoinT U.S. Bank National Association as the co-trustee (the "Co-Trustee") pursuant to Section
8.10 of the Agreement. The Depositor and the Trustee shall herein specify certain terms and conditions of the Trust and the Certificates.

                  On behalf of and pursuant to the authorizing resolutions of the Board of Directors of the Depositor, an authorized officer of the Depositor has authorized the execution, authentication and delivery of the Certificates, and has authorized the Agreement and this Series Supplement in accordance with the terms of Section 5.13 of the Agreement.

                  Section 1. Certain Defined Terms. (a) All terms used in this Series Supplement that are defined in the Agreement, either directly or by reference therein, have the meanings assigned to such terms therein, except to the extent such terms are defined or modified in this Series Supplement or the context requires otherwise. The Agreement also contains rules as to usage which shall be applicable hereto. In addition, although this Series Supplement uses the term "Principal Amount" with respect to the Certificates, the Certificates represent equity in and not a debt obligation of the Trust and are subordinate to the claims of general creditors.

         (b) Pursuant to Article I of the Agreement, the meaning of certain defined terms used in the Agreement shall, when applied to the trust certificates of a particular Series, be as defined in Article I but with such additional provisions and modifications as are specified in the related series supplement. With respect to the Certificates, the following definitions shall apply:

                  "Additional Asset Backed Payment": Means U.S. $9,514,931.56.

                  "Additional ABS Securities": Means (i) U.S. $8,599,000 aggregate principal amount of Floating Rate Class A Master Trust Certificates, CUSIP Number: 81234C CF 6, issued by Sears Credit Account Master Trust II and
(ii) U.S. $851,000 aggregate principal amount of Class A (2003-8) Notes, CUSIP
Number: 55264T CA 7, issued by MBNA Credit Card Master Note Trust, and in each case purchased by the Trustee pursuant to Section 29 hereof.

                  "Additional Fixed Rate Payer Payment Amount": The meaning set forth in the Confirmation to the Swap Agreement.

                  "Additional Investment Payment": Means the amount provided to be paid by the Swap Counterparty pursuant to Section 29 hereof.

                  "Additional Investment Securities": Means any investment securities purchased by the Trustee pursuant to Section 29 hereof.

                  "Affected ABS Securities": Means any Additional ABS Securities with respect to which an amortization period has occurred or with respect to which principal payments are paid prior to the Final Scheduled Distribution Date.

                   "Affected Term Assets": Means any Term Assets with respect to which an amortization period has occurred or with respect to which principal payments are paid prior to the Final Scheduled Distribution Date.

                  "AMEX": The American Stock Exchange.

                  "Business Day": Means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York.

                  "Calculation Agent": Citigroup Global Markets Inc.

                  "Calculation Day": Means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

                  "Calculation Period": Means the period from and including the seventh scheduled Index Business Day prior to the Final Scheduled Distribution Date to and including the second scheduled Index Business Day prior to the Final Scheduled Distribution Date.

                  "CBOE": The Chicago Board Options Exchange.

                  "Certificateholder" or "Holder": With respect to any Certificate, the holder thereof.

                  "Certificateholders" or "Holders": With respect to any Certificates, the holders thereof.

                  "Closing Date": January 29, 2004.

                  "Closing Value": On any Index Business Day means the closing value of the Russell 2000 Index or any Successor Index at the regular official weekday close of any and all relevant exchanges and/or markets. If no such closing value is available because of a Market Disruption Event or otherwise, the Calculation Agent will determine the Closing Value of the Russell 2000 Index or any successor index on such date in accordance with the formula for and method of calculating the Russell 2000 Index last in effect prior to the commencement of the Market Disruption Event using the Trading Price on such date of each security most recently constituting the Russell 2000 Index. The determination of the Closing Value by the Calculation Agent on any Index Business Day as a result of the occurrence of a Market Disruption Event may be deferred by the Calculation Agent for up to five consecutive Index Business Days on which a Market Disruption Event is occurring.

                  "Code": The Internal Revenue Code of 1986.

                  "Corporate Trust Office": U.S. Bank National Association, Cayman Islands Branch, c/o Royal Bank of Canada Trust Company (Cayman) Limited, Royal Bank Building, 4th Floor, 24 Shedden Road, P.O. Box 1586 GT, Grand Cayman, Cayman Islands, with a copy to U.S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, New York 10005.

                  "Depositary": The Depository Trust Company.

                  "Distribution Date": The Final Scheduled Distribution Date, the Supplemental Distribution Date, the Swap Termination Date, or the distribution date following the occurrence of a Term Assets Credit Event.

                  "Distribution Threshold": $135,000.

                  "Eligible Investments": Means any one or more of the following obligations or securities, which in all cases are denominated in United States dollars and have a stated final maturity that is within twelve months of the date of purchase by the Trust:

                  (a) direct obligations of, and obligations fully guaranteed by, the United States, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal Farm Credit System or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Federal Farm Credit System will be Eligible Investments only if they have a rating in the highest long-term rating categories of each of the Rating Agencies;

                  (b) demand and time deposits in, certificates of deposit of, or banker's acceptances issued by, any depository institution or trust company (including the Co-Trustee or any agent of the Co-Trustee acting in their respective commercial capacities) incorporated under the laws of the United States or any State and subject to supervision and examination by Federal and/or State banking authorities so long as the commercial paper and/or the short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a rating in the highest long-term rating categories of each of the Rating Agencies;

                  (c) repurchase agreements with respect to (i) any security described in clause (a) above or (ii) any other security issued or guaranteed by an agency or instrumentality of the United States, with an entity having a credit rating in one of the two highest long term rating categories of each of the Rating Agencies;

                  (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State that have a rating in the highest long-term rating categories of each of the Rating Agencies; and

                  (e) commercial paper (including asset backed commercial paper) or offshore money market funds having at the time of such investment, a rating in the highest short-term rating categories of each of the Rating Agencies.

                  However, assets of the Trust may not be invested in Eligible Investments of more than ten obligors at the same time.

                  "Ending Value": for any Reset Date (other than the Final Scheduled Distribution Date) means the Closing Value of the Russell 2000 Index on that Reset Date or, if that Reset Date is not an Index Business Day, the closing value of the Russell 2000 Index on the next following Index Business Day. The Ending Value for the Reset Date with respect to the Final Scheduled Distribution Date will equal the average of the Closing Values of the Russell 2000 Index for the five scheduled Index Business Days immediately up to and including the date three scheduled Index Business Days prior to the Final Scheduled Distribution Date. The Ending Value for the Final Scheduled Distribution Date may, however, be calculated by reference to fewer than five or even a single day's Closing Value, as determined by the Calculation Agent at its sole discretion, if there is a disruption in the trading of the stocks comprising the Russell 2000 Index or certain futures or options relating to the Russell 2000 Index.

                  "Excess Investment Interest": Means the interest earned on substituted Term Assets or Eligible Investments that are purchased with payments of principal made on Affected Term Assets prior to the Final Scheduled Distribution Date which interest exceeds the interest which would have been earned had the funds invested in such substituted Term Assets or Eligible Investments continued to have been invested in the applicable Term Assets. For purposes of clarification, interest earned shall include payments of periodic interest and any accretion of interest on substituted Term Assets or Eligible Investments.

                  "Exchange Act": Means the Securities Exchange Act of 1934, as amended.

                  "Final Scheduled Distribution Date": April 29, 2009.

                  "Index Business Day": Means a day on which NYSE, the Nasdaq National Market of the Nasdaq, the AMEX and the CBOE, are open for trading (or would have been open for trading, but for the occurrence of a Market Disruption Event) and the Russell 2000 Index or any Successor Index, as defined below, is calculated and published.

                  "Index Return": The product of (1.00 + the Periodic Capped Return) for each Reset Date - 1.00. The Index Return will not be less than 7%.

                  "Insurance Agreement": Means the insurance agreement, dated January 29, 2004, between the Swap Insurer and the Swap Counterparty.

                  "Interest Distribution Amount": An amount per Certificate determined according to the following formula: the product of the principal amount ($10.00) of each Certificate and the Index Return. The Interest Distribution Amount will be at least $0.70 per Certificate.

                  "Market Disruption Event": means, as determined by the Calculation Agent in its sole discretion, the occurrence or existence on any Index Business Day of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by any relevant exchange or market or otherwise) of, or the unavailability, through a recognized system of public dissemination of transaction information, of accurate price, volume or related information in respect of, (1) 20% or more of the number of underlying stocks which then comprise the Russell 2000 Index or any Successor Index, or (2) any options or futures contracts, or any options on such futures contracts, relating to the Russell 2000 Index or any Successor Index, or (3) any options or futures contracts, or any options on such futures contracts, relating to 20% or more of the number of underlying stocks which then comprise the Russell 2000 Index or any Successor Index on any exchange or market if, in each case, in the determination of the Calculation Agent, any such suspension, limitation or unavailability is material.

                  "Nasdaq": Nasdaq Stock Market, Inc.

                  "Net Aggregate Term Assets and ABS Price Return Amount":
Means, as of any date of determination, an amount equal to the difference between (i) all Term Assets and ABS Price Return Amounts paid by the Swap Counterparty to the Trust and (ii) all Term Assets and ABS Price Return Amounts paid by the Trust to the Swap Counterparty.

                  "NYSE": The New York Stock Exchange.

                  "Periodic Capped Return": On each Reset Date:

                          Ending Value - Starting Value
                          -----------------------------
                                 Starting Value

subject to a maximum of 3.5%.

                  "Policy": The financial guaranty insurance policy issued by the Swap Insurer pursuant to the Insurance Agreement, which guarantees the Swap Counterparty's obligations under the Swap Agreement on a Swap Termination Date or upon the occurrence of a Term Assets Credit Event.

                  "Principal Amount": With respect to an outstanding Certificate, as determined at any time, the maximum amount that the Holder thereof is entitled to receive as distributions allocable to principal payments on the Term Assets or the Swap Agreement.

                  "Rating Agency": Each of Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services ("S&P"), and any successor to either of the foregoing. References to "the Rating Agency" in the Agreement shall be deemed to be each such credit rating agency.

                  "Record Date": With respect to any Distribution Date, the day immediately preceding such Distribution Date.

                  "Relevant Issuer": Any sponsor, transferor, obligor or guarantor of any Term Asset.

                  "Reset Dates": The 22nd calendar day of each month (unless such day is not a business day, then the next succeeding business day) commencing February 22, 2004 and ending on the Final Scheduled Distribution Date.

                  "Russell 2000 Index": means the Russell 2000 Index, or any successor index thereto.

                  "Specified Currency":  United States Dollars.

                  "Starting Value": The Starting Value for the initial Reset Date is 591.73, the closing value of the Russell 2000 Index on the date the Certificates were priced for initial sale. The Starting Value for each subsequent Reset Date (including Maturity) will equal the Ending Value for the immediately preceding Reset Date.

                  "Successor Index": Means the index determined by the Calculation Agent as comparable to the Russell 2000 Index in the event that Dow Jones discontinues the publication of the Russell 2000 Index or another entity publishes a successor or substitute index.

                  "Supplemental Distribution Date": January 29 and July 29 of each year, commencing July 29, 2004.

                  "Swap Agreement": The ISDA Master Agreement, the Schedule thereto and the Confirmation thereto, each dated as of January 29, 2004 between the Trust and the Swap Counterparty.

                  "Swap Counterparty": Citigroup Global Markets Holdings Inc.

                  "Swap Insurer": Ambac Assurance Corporation.

                  "Swap Termination Date": Means the early termination date as defined in the Swap Agreement, which date may be designated as set forth in the Swap Agreement upon the occurrence of certain events including, but not limited to, (i) the third Business Day after the giving of notice of a payment default by the Swap Counterparty under the Swap Agreement, (ii) the thirtieth day after the giving of notice of any default by either party (other than any payment default) under the Swap Agreement, (iii) illegality on the part of the Trust or the Swap Counterparty to be a party to, or perform any obligation under, the Swap Agreement, (iv) the occurrence of certain tax events specified in the Swap Agreement, (v) any Term Assets Issuer, which issues Term Assets representing ten percent (10%) or more of the total par amount of the Term Assets, fails to satisfy its reporting obligations under the Exchange Act, (vi) the occurrence of certain insolvency events with respect to either party to the Swap Agreement or
(vii) the occurrence of certain defaults by the Swap Counterparty or certain termination events under the Insurance Agreement (such defaults and termination events include, but are not limited to, a failure to post collateral as required under the Insurance Agreement, a failure by the Swap Counterparty to perform its obligations under certain other agreements which it has entered into, a failure to reimburse the Swap Insurer for amounts paid by the Swap Insurer under the Policy, a failure of the Swap Counterparty to maintain certain rating thresholds, and certain changes in control of the Swap Counterparty).

                  "Term Assets": Means the security entitlements with respect to securities deposited with the Trust and identified on Appendix A hereto together with all cash, instruments, securities and other investment property arising therefrom, and shall include any asset backed securities substituted for the Term Assets and any asset backed securities or any Eligible Investments purchased with proceeds of any of the foregoing to the extent such proceeds are received from Affected Term Assets.

                  "Term Assets Credit Event": Means (i) as a result of a reduction in payments made to holders of the Term Assets, the Trust fails to make a payment owed to the Swap Counterparty pursuant to the Swap Agreement or
(ii) the principal amount of the Term Assets is reduced by the Term Assets Issuer without a corresponding payment to the holder of the Term Assets.

                  "Term Assets Issuer": The issuer of the Term Assets.

                  "Term Assets and ABS Payment Date": Means each date on which a scheduled payment is to be made on any of the Term Assets and Additional ABS Securities.

                  "Term Assets and ABS Price Return Amount": Means, as of any Term Assets and ABS Payment Date or the Swap Termination Date and two Business Days prior to the Final Scheduled Distribution Date, an amount equal to the difference between (a) the lesser of (x) the Market Value of such Term Assets and Additional ABS Securities as of such date and (y) the Principal Amount of such Term Assets and Additional ABS Securities and (b) (i) in case of the first Term Assets and ABS Payment Date for any Term Assets, the Principal Amount of such Term Assets and Additional ABS Securities, and (ii) on all other Term Assets and ABS Payment Dates, the lesser of (x) the Market Value of such Term Assets and Additional ABS Securities as of the immediately preceding Term Assets and ABS Payment Date and (y) the Principal Amount of such Term Assets and Additional ABS Securities.

                  "Trading Price": Means for any common stock underlying the Russell 2000 Index (or any other security for which a trading price must be determined) on any date of determination will be (1) if the common stock is listed on a national securities exchange on that date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price on that date on the principal U.S. exchange on which the common stock is listed or admitted to trading, (2) if the common stock is not listed on a national securities exchange on that date of determination, or if the closing sale price or the last reported sale price is not obtainable (even if the common stock is listed or admitted to trading on such exchange), and the common stock is quoted on the Nasdaq National Market, the closing sale price or, if no closing sale price is reported, the last reported sale price on that date as reported on the Nasdaq, and (3) if the common stock is not quoted on the Nasdaq on that date of determination or, if the closing sale price or last reported sale price is not obtainable (even if the common stock is listed or admitted to trading on such exchange), and the common stock is quoted on the Nasdaq National Market, the closing sale price or last reported sale price is not obtainable (even if the common stock is quoted on the Nasdaq), the last quoted bid price for the common stock in the over-the-counter market on that date as reported by the OTC Bulletin Board, the National Quotation Bureau or a similar organization. If no sale price is available pursuant to clauses (1), (2) or (3) above or if there is a Market Disruption Event, the Trading Price on any date of determination, unless deferred by the Calculation Agent, will be the arithmetic mean, as determined by the Calculation Agent, of the bid prices of the common stock obtained from as many dealers in such stock (which may include Citigroup Global Markets Inc. or any of its other subsidiaries or affiliates), but not exceeding three such dealers, as will make such bid prices available to Citigroup Global Markets Inc. A security "quoted on the Nasdaq National Market" will include a security included for listing or quotation in any successor to such system and the term "OTC Bulletin Board" will include any successor to such service.

                  "Trust": TIERS(R) Principal-Protected Minimum Return Asset Backed Certificates Trust SerieS Russell 2004-1.

                  "Trust Assets": Means (i) the Term Assets, (ii) the Swap Agreement, (iii) the rights of the Trust as beneficiary pursuant to the Policy and (iv) the Eligible Investments owned by the Trust.

                  "Trust Termination Event": (a) The payment in full of all amounts due and payable under the Certificates on the Final Scheduled Distribution Date, (b) the sale of the Term Assets and Eligible Investments, if any, following a Swap Termination Date, the payment (or receipt) by the Trust of amounts owed to (or to be received from) the Swap Counterparty, and the distribution of the remaining amount to holders of the Certificates, or (c) the sale of the Term Assets and Eligible Investments, if any, following a Term Assets Credit Event, the payment (or receipt) by the Trust of amounts owed to (or to be received from) the Swap Counterparty, and the distribution of the remaining amount to holders of the Certificates.

                  "U.S. Holder": A citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (except in the case of a partnership, to the extent otherwise provided in Treasury regulations), or (iii) an estate or trust that is a U.S. Person within the meaning of Section 7701(a)(30) of the Code.

                  "Voting Rights": Means the voting rights attaching to each Certificate, which shall be based upon the principal amount of each Certificate, except to the extent provided herein in Section 12(c).

                  Section 2. Creation and Declaration of Trust; Grant of Term Assets; Acceptance by Trustee and Co-Trustee. (a) The Trust is hereby created under the laws of the Cayman Islands for the benefit of the holders of the Certificates. The Trust shall be irrevocable.

                  (b) The Depositor, concurrently with the execution and delivery hereof and pursuant to Section 2.1 of the Agreement, has delivered or caused to be delivered to the Co-Trustee the Term Assets.

                  (c) The Depositor does hereby cause to be sold, transferred, assigned, set over and otherwise conveyed to the Co-Trustee on behalf and for the benefit of the holders of the Certificates and the Trust, without recourse, the Term Assets, and the Term Assets shall continuously be held by a trustee which satisfies the requirements of the TIA and Rule 3a-7 of the Investment Company Act of 1940. The Co-Trustee shall pay the purchase price for the Term Assets by delivering to, or at the direction of, the Depositor, all of the Certificates.

                  (d) The Trustee and the Co-Trustee each hereby (i) acknowledges such sale and deposit, pursuant to subsections (b) and (c) above, and receipt by it of the Term Assets, (ii) accepts the trusts created hereunder in accordance with the provisions hereof and of the Agreement but subject to the Trustee's or the Co-Trustee's obligation, as and when the same may arise, to make any payment or other distribution of the assets of the Trust as may be required pursuant to this Series Supplement, the Agreement and the Certificates, and (iii) agrees to perform the duties herein or therein required and any failure to receive reimbursement of expenses and disbursements under Section 13 hereof shall not release the Trustee or the Co-Trustee from its duties herein or therein.

                  Section 3. Designation; Authorization to Execute the Swap Agreement. There is hereby created a Series of trust certificates to be issued pursuant to the Agreement and this Series Supplement to be known as the "TIERS(R) Certificates." The Certificates shall be issued in one class, in the amount set forth in Section 5. ThE Certificates shall be issued in substantially the form set forth in Exhibit C to this Series Supplement with such necessary or appropriate changes as shall be approved by the Depositor and the Trustee, such approval to be manifested by the authentication thereof by the Co-Trustee. The Certificates shall evidence undivided ownership interests in the assets of the Trust, subject to the liabilities of the Trust and shall be payable solely from payments or property received by the Trustee or the Co-Trustee on or in respect of the Term Assets.

                  The Trustee is hereby authorized and directed by the Depositor to execute the Swap Agreement and each Certificateholder by accepting a Certificate acknowledges and agrees to the Trustee's execution of the Swap Agreement.

                  Section 4. Date of the Certificates. The Certificates that are authenticated and delivered by the Trustee or the Co-Trustee to or upon Depositor Order on the Closing Date shall be dated the Closing Date. All other Certificates that are authenticated after the Closing Date for any other purpose under the Agreement shall be dated the date of their authentication.

                  Section 5. Aggregate Principal Amount and Denominations;
Other Matters Concerning the Term Assets. On the Closing Date, up to 13,500,000 Certificates with an aggregate Principal Amount of $135,000,000 shall be authenticated and delivered under the Agreement and this Series Supplement. The aggregate Principal Amount of the Certificates shall initially equal the principal amount of Term Assets sold to the Co-Trustee and deposited in the Trust. Such aggregate Principal Amount shall be calculated without regard to Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.3, 5.4 or
5.5 of the Agreement. At any time, the Co-Trustee may, but in no case shall be obligated to, exchange the Term Assets and Additional ABS Securities for other asset backed securities rated in the highest rating categories of each of the Rating Agencies then rating the Certificates; provided that, in connection with any such exchange, (i) the consent of the Swap Counterparty is obtained, (ii) the exchange shall not result in the reduction or withdrawal by either Rating Agency of its then existing rating on the Certificates, (iii) the exchange shall not be made if the Term Assets or Additional ABS Securities would be sold at a loss, and (iv) the exchange shall not be inconsistent with the Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 of the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. Any realized gain, resulting from, and not utilized in, the exchange of the then currently held Term Assets for such other asset backed securities shall be distributed to the Certificateholders on the Supplemental Distribution Date according to the provisions of Section 10(c) below, in the case of gains on the exchange of Term Assets, invested in Eligible Investments and distributed together with any earnings thereon to the Swap Counterparty on the Swap Termination Date.

                  In addition, the Swap Counterparty shall not direct the Trustee to purchase any investment (Eligible Investment or Term Asset) issued by any issuer if at the time of such purchase, and after giving effect to such purchase, the Trust would own assets issued by more than 10 different issuers, provided that this limitation shall not apply to obligations of the United States of America or obligations backed by the full faith and credit of the United States of America.

                  Section 6. Currency of the Certificates. All distributions on the Certificates shall be made in the Specified Currency.

                  Section 7. Form of Securities. Notwithstanding any provision to the contrary in the Base Corporate Trust Agreement, no party shall be required to execute Certificates and the sole requirement shall be that the Co-Trustee shall authenticate and deliver the Certificates in the form of one or more global certificates registered in the name of the Depositary or its nominee.

                  Section 8. Administrative Agent; Sub-Administrative Agent. The provisions concerning Administrative Agent or Sub-Administrative Agent contained in the Agreement shall not apply and all references to any Administrative Agent or Sub-Administrative Agent contained therein shall be disregarded for all purposes hereunder.

                  Section 9 Certain Provisions of Base Corporate Trust Agreement Not Applicable. The provisions of Sections 3.12, 3.15, 4.5, 5.16 and 6.1 of the Base Corporate Trust Agreement dated January 29, 2004 and any other provision of the Base Corporate Trust Agreement dated January 29, 2004 which imposes obligations on, or creates rights in favor of, the Trustee or the Certificateholders as a result of or in connection with an "Event of Default" or "Administrative Agent Termination Event" shall be inapplicable with respect to the Certificates.

                  Section 10. Distributions

         (a) On the Final Scheduled Distribution Date, the Co-Trustee shall cause the sale of the Term Assets and Eligible Investments owned by the Trust for settlement on the Final Scheduled Distribution Date, and shall distribute the proceeds thereof (other than the proceeds of any Eligible Investments representing earnings on the Term Assets and ABS Price Return Amount, which shall be distributed to Certificateholders) to the Swap Counterparty to the extent such proceeds do not exceed the Principal Amount of, plus accrued interest on, the Term Assets and Eligible Investments. On the Final Scheduled Distribution Date, the Co-Trustee shall distribute to the Certificateholders the amount received from the Swap Counterparty which is scheduled to be the Principal Amount of the Certificates plus the Interest Distribution Amount then due on the Certificates and then make the transfer required by Section 29(c).

         (b) The Co-Trustee shall distribute to the Swap Counterparty out of the payments it receives from each Term Assets Issuer and from each Additional ABS Security on the date received the amounts to be paid, if any, to the Swap Counterparty pursuant to the Swap Agreement. Notwithstanding any provision in the Base Corporate Trust Agreement to the contrary, the Co-Trustee shall invest all Term Assets and ABS Price Return Amounts received from the Swap Counterparty in Eligible Investments as directed in writing by the Depositor, and interest earned on such Eligible Investments shall be distributed to Certificateholders as set forth in Section 10(c) below.

         (c) On each Supplemental Distribution Date, the Co-Trustee shall distribute to Certificateholders (i) the earnings, if any, from Eligible Investments purchased from amounts paid by the Swap Counterparty which represent Term Assets and ABS Price Return Amount, (ii) any Excess Investment Interest, plus (iii) any realized gains resulting from, and not utilized in, the exchange, if any, of the then currently held Term Assets for other asset backed securities as provided in Section 5 of this Series Supplement. Distributions to Certificateholders of such earnings shall only be made if the distributions equal or exceed the Distribution Threshold. If such earnings do not equal or exceed the Distribution Threshold, the Co-Trustee shall reinvest such earnings in such Eligible Investments as the Co-Trustee has previously been directed in writing by the Depositor and distribute the same on the earlier of the date the Distribution Threshold is satisfied and the Final Scheduled Distribution Date.

         (d) On the date the Swap Counterparty notifies the Co-Trustee of the occurrence of a Swap Termination Date, the Co-Trustee shall cause the sale of the Term Assets and the Eligible Investments, and a payment equal to the market value of the Swap Agreement shall be made by the Co-Trustee to the Swap Counterparty or by the Swap Counterparty to the Co-Trustee, as the case may be; provided, that, the Swap Counterparty's obligation to make a payment to the Co-Trustee shall not exceed an amount that is the greater of 107% of the principal amount of the Certificates and twice the Swap Counterparty's obligations under the Swap Agreement had the Swap Termination Date occurred on the last date on which the Swap Counterparty had satisfied its obligations under the Insurance Agreement, and provided, further, that (a) the Co-Trustee shall have no obligation to make a payment to the Swap Counterparty to the extent that after such payment, the remaining proceeds from the sale of the Term Assets and Eligible Investments do not equal or exceed the aggregate Principal Amount of the Certificates plus the accrued Interest Distribution Amount (the Interest Distribution Amount shall accrue at a rate of 1.293% per annum on the principal amount of the Certificates, compounded semi-annually, based on a 360 day year with twelve 30 day months) and (b) if such proceeds, plus any payment from the Swap Counterparty to the Co-Trustee, or minus any payment from the Co-Trustee to the Swap Counterparty, equals an amount less than the aggregate Principal Amount of the Certificates plus the accrued Interest Distribution Amount (the Interest Distribution Amount shall accrue at a rate of 1.293% per annum on the principal amount of the Certificates, compounded semi-annually, based on a 360 day year with twelve 30 day months), then the Swap Counterparty shall pay to the Co-Trustee an amount equal to such shortfall pursuant to the terms of the Swap Agreement. If a payment is to be made by the Co-Trustee to the Swap Counterparty, the payment shall be made from the proceeds of the sale of the Term Assets and the Eligible Investments on or prior to two Business Days after the Swap Termination Date, and the remainder of the proceeds shall be distributed to the holders of the Certificates on or prior to two Business Days after the Swap Termination Date.

         (e) Upon notification from the Swap Counterparty to the Co-Trustee of the occurrence of a Term Assets Credit Event, the Co-Trustee shall cause of sale of the Term Assets and Eligible Investments and payments shall be made in accordance with Section 5(b) of the Confirmation to the Swap Agreement.

         (f) If an amortization period occurs with respect to any Term Assets or Additional ABS Securities or payments of principal are made with respect to any Term Assets or Additional ABS Securities prior to the Final Scheduled Distribution Date, the principal payments received by the Co-Trustee shall be invested in other asset backed securities rated in the highest rating categories of each of the Rating Agencies then rating the Certificates as directed in writing by the Swap Counterparty or, if no such asset-backed securities are available, the Co-Trustee shall invest in Eligible Investments as directed in writing by the Swap Counterparty. Interest earnings on such asset-backed securities or Eligible Investments related to the amortization or payment of principal of the Term Assets shall be paid to the Swap Counterparty up to an amount equal to the interest that would have been earned on the Term Assets had there been no amortization period or principal payments. All interest earnings on such asset-backed securities or Eligible Investments related to the amortization or payment of principal of the Additional ABS Securities shall be paid to the Swap Counterparty. Any Eligible Investments purchased with payments of principal on Affected Term Assets shall constitute a portion of the Term Asset which became an Affected Term Asset. Any Eligible Investments purchased with payments of principal on Affected ABS Securities shall constitute a portion of the Additional ABS Securities which became an Affected ABS Securities.

         (g) On the Final Scheduled Distribution Date or any Swap Termination Date, as the case may be, the Co-Trustee shall distribute to the Certificateholders the excess, if any, of the proceeds of the sale of the Term Assets and Eligible Investments over the Principal Amount of the Term Assets and Eligible Investments.

         (h)      The Co-Trustee agrees to make the payments referred to under
Section 6(b) and the other sections of the Confirmation to the Swap Agreement as and when required under the Swap Agreement, and agrees that the Term Assets and Eligible Investments shall not be sold except pursuant to Section 12(f) or to the extent necessary to make payments due under the Swap Agreement, and further agrees that only Eligible Investments (and not Term Assets or Additional ABS Security) shall be sold to pay any Term Assets and ABS Price Return Amount due from the Co-Trustee to the Swap Counterparty.

         (i) Distributions to the Certificateholders on each Distribution Date shall be made to the Certificateholders of record on the Record Date.

         (j) All distributions to Certificateholders shall be allocated pro rata among the Certificates based on their respective Principal Amounts as of the Record Date.

         (k) Notwithstanding any provision of the Agreement to the contrary, to the extent funds are available, the Co-Trustee shall initiate payment in immediately available funds by not later than 2:30 P.M. (New York City time) or such earlier time as would allow the Depository to make payment on each Distribution Date of all amounts payable to each Certificateholder with respect to any Certificate held by such Certificateholder or its nominee (without the necessity for any presentation or surrender thereof or any notation of such payment thereon) in the manner and at the address as each Certificateholder may from time to time direct the Co-Trustee in writing fifteen days prior to such Distribution Date requesting that such payment shall be so made and designating the bank account to which such payments shall be so made. The Co-Trustee shall be entitled to rely on the last instruction delivered by the Certificateholder pursuant to this Section 10(k) unless a new instruction is delivered 15 days prior to a Distribution Date.

         (l) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Series Supplement. Neither the Trustee nor the Co-Trustee shall in any way be responsible or liable to the Certificateholders nor shall any Certificateholder in any way be responsible or liable to any other Certificateholder in respect of amounts previously distributed on the Certificates based on their respective Principal Amounts.

         (m) Upon receipt of any Term Assets and ABS Price Return Amounts, any payments of principal on the Term Assets or Additional ABS Securities or at any other time the Trustee is holding uninvested funds, if the Depositor or the Swap Counterparty, as applicable, does not provide written investment directions to the Co-Trustee on the day any such funds are received (or if such funds are received after 5:00 P.M., on the next Business Day), any such funds shall be invested in the Eligible Investments specified in clause (b) of the definition thereof. In addition, on the day any such funds are received, or any funds are held uninvested, the Co-Trustee shall notify the Depositor and Swap Counterparty thereof in writing.

                  Section 11. Termination of Trust. (a) The Trust shall terminate upon the occurrence of any Trust Termination Event.

         (b) Except for any reports and other information required to be provided to Certificateholders hereunder and under the Agreement and except as otherwise specified herein and therein, the obligations of the Trustee and the Co-Trustee shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them and the disposition of all Term Assets held by the Trustee and the Co-Trustee. The Trust shall thereupon terminate, except for surviving rights of indemnity.

                  Section 12. Limitation of Powers and Duties. (a) The Trustee and any co-trustee shall administer the Trust and the Term Assets solely as specified herein and in the Agreement.

         (b) The Trust is constituted solely for the purpose of acquiring and holding the Term Assets, any asset backed securities substituted for the Term Assets and any asset backed securities or any Eligible Investments purchased with principal proceeds of the Term Assets, and taking the other actions explicitly authorized hereunder. Neither the Co-Trustee nor any co-trustee is authorized to acquire any other investments or engage in any activities not authorized herein and, in particular, unless expressly provided in the Agreement, neither the Trustee nor any co-trustee is authorized (i) except as explicitly provided herein, to sell, assign, transfer, exchange, pledge, set-off or otherwise dispose of any of the Term Assets, once acquired, or interests therein, including to Certificateholders, (ii) to merge or consolidate the Trust with any other entity, (iii) to incur any indebtedness or
(iv) to do anything that would materially increase the likelihood that the Trust will be considered to be engaged in a trade or business in the United States for federal income tax purposes.

         (c) The parties acknowledge that the Trustee has the right to vote and give consents and waivers in respect of the Term Assets and enforce the other rights, if any, of a holder of the Term Assets, except as otherwise limited by the Agreement or this Series Supplement. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the principal balances of the Term Assets) as the Term Assets were actually voted or not voted by the holders thereof as of the date determined by the Trustee prior to the date such vote or consent is required; provided, however, that, notwithstanding anything to the contrary in the Agreement or this Series Supplement, the Trustee shall at no time vote in favor of or consent to any matter (i) which would alter the timing or amount of any payment on the Term Assets (including, without limitation, any demand to accelerate the Term Assets) or (ii) which would result in the exchange or substitution of any Term Asset pursuant to a plan for the refunding or refinancing of such Term Asset, except in each case with the unanimous consent of the Certificateholders and subject to the requirement that such vote would not materially increase the likelihood that the Trust will be considered to be engaged in a trade or business in the United States for federal income tax purposes. The Trustee shall have no liability for any failure to act or to refrain from acting resulting from the Certificateholders' late return of, or failure to return, directions requested by the Co-Trustee from the Certificateholders.

                  Notwithstanding any provision of the Agreement to the contrary, to the extent that any Certificateholder owns 10% or more in aggregate principal amount of all the outstanding

Certificates, such Certificateholder's Voting Rights shall be limited and such Certificateholder shall be treated, for voting purposes only, as if it owns 9.75% in aggregate principal amount of all the outstanding Certificates. The additional votes that, but for this provision, would have been allocated to such Certificateholder shall be voted in the same proportion as all outstanding Certificates (other than the Certificates of such Certificateholder) were voted; provided, however, that if any Certificateholder as a result of such allocation has Voting Rights in excess of 9.75%, such Certificateholder shall treated and such excess in votes shall be reallocated in the manner described above in this paragraph, so that no Certificateholder shall have votes in excess of 9.75% of the aggregate principal amount of all the outstanding Certificates.

         (d) Notwithstanding any provision of the Agreement to the contrary, the Co-Trustee may require from the Certificateholders prior to taking any action at the direction of the Certificateholders, an indemnity agreement of a Certificateholder or any of its Affiliates to provide for security or indemnity against the costs, expenses and liabilities the Trustee and the Co-Trustee may incur by reason of any such action. An unsecured indemnity agreement, if acceptable to the Trustee and the Co-Trustee, shall be deemed to be sufficient to satisfy such security or indemnity requirement.

         (e) Notwithstanding any provision of the Agreement to the contrary, the Trustee and the Co-Trustee shall act as the Authenticating Agents, Paying Agents, and Registrar.

         (f) The Trustee shall have the power, at any time, to exchange the Term Assets for other asset backed securities rated in the highest rating category of at least one nationally recognized rating agency; provided that, in connection with any such exchange, the consent of the Swap Counterparty must be obtained, the exchange shall not result in the reduction or withdrawal by either Moody's Investors Service, Inc. or Standard and Poor's Ratings Services of its then existing rating on the Certificates, and the exchange shall not be inconsistent with the Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 of the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder.

                  Section 13. Compensation of Trustee and Co-Trustee. The Trustee and the Co-Trustee shall be entitled to receive from the Depositor as compensation for their respective services hereunder, fees pursuant to a separate agreement among the Trustee, the Co-Trustee and the Depositor, and shall be reimbursed for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Co-Trustee (including the reasonable compensation, disbursements and expenses of its counsel and other persons not regularly in its employ). The Depositor shall indemnify and hold harmless the Trustee and the Co-Trustee and their successors, assigns, agents and servants against any and all loss, liability or reasonable expense (including attorney's fees) incurred by it in connection with the administration of this trust and the performance of its duties thereunder. The Trustee and the Co-Trustee shall notify the Depositor promptly of any claim for which it may seek indemnity. Failure by the Trustee or the Co-Trustee to so notify the Depositor shall not relieve the Depositor of its obligations hereunder. The Depositor need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or the Co-Trustee through the Trustee or the Co-Trustee's own willful misconduct, negligence or bad faith. The indemnities contained in this Section 13 shall survive the resignation or termination of the Trustee or the Co-Trustee or the termination of this Agreement.

                  Failure by the Depositor to pay, reimburse or indemnify the Trustee or the Co-Trustee shall not entitle the Trustee or the Co-Trustee to any payment, reimbursement or indemnification from the Trust, nor shall such failure release the Trustee or the Co-Trustee from the duties it is required to perform under this Series Supplement. Any unpaid, unreimbursed or unindemnified amounts shall not be borne by the Trust and shall not constitute a claim against the Trust, but shall be borne by the Trustee or the Co-Trustee in its individual capacity, and the Trustee or the Co-Trustee shall have no recourse against the Trust with respect thereto.

                  Section 14. Modification or Amendment. The Trustee shall not enter into any modification or amendment of the Agreement or this Series Supplement unless such modification or amendment is in accordance with Section
10.1 of the Agreement. Further, no amendment or modification to this amendment of the Agreement or this Series Supplement shall become effective unless and until each Rating Agency which then rates the Certificates has provided written confirmation that its then existing rating on the Certificates will not be qualified, reduced, withdrawn or suspended as a result of such amendment or modification.

                  Section 15. Accounting. Pursuant to Section 4.2 of the Agreement, Reports to Certificateholders, the Trustee shall cause the statements to be prepared and forwarded as provided therein. The Trustee agrees however to obtain, at the Depositor's direction and expense, a report of an independent public accountant sufficient for the Depositor on behalf of the Trust to satisfy its obligations with respect to certification requirements under Rules 13a-14 and 15d-14 of the Exchange Act.

                  Section 16. Reports to Certificateholders; Other Tax Matters. The Depositor shall cause to be prepared and delivered to the Trustee or Co-Trustee an annual income statement for the Trust together with such other information as is necessary for the Holders of Certificates to make an effective qualified electing fund (or "QEF") election pursuant to section 1295 of the Code and to file IRS Form 5471 or any successor form. The Depositor shall cause such items to be delivered to the Trustee or Co-Trustee on or prior to each January 30, commencing January 30, 2005, and such items shall address the tax year for the Trust which ended on the December 31 immediately prior to such January 30. The Trustee shall cause such income statement and other information to be delivered to Holders of Certificates within five Business Days of receipt of the same from the Depositor. The Trustee or the Co-Trustee shall also (as soon as practicable) cause a copy of the executed IRS Form 8832 to be delivered to all persons who were Holders of the Certificates during the Trust's first taxable year. The Trustee shall notify the Depositor on or about each July 31 of the Depositor's obligation to provide such income statement and other information.

                  Each holder of a Certificate (i) will be deemed to have represented either that (x) it holds both directly and indirectly (including pursuant to the foreign personal holding company attribution rules) less than 10% of all the Certificates or (y) if it holds 10% (either directly or indirectly) or more of the Certificates, that it is not a U.S. Holder and it is not owned (directly or indirectly) by a U.S. Person or (ii) represents that it is not related to any Relevant Issuer and has received the consent of the Trust to such holding. In addition, each Holder of a registered

Certificate will be deemed to have consented to identify all the beneficial owners of its Certificate and to provide the Trust with any reasonably requested information that the Trust requests to help it determine its status for United States federal income tax purposes. Further, the Trust may require any Certificateholder to provide it with written certifications in respect of any representation deemed made by it.

                  Section 17. No Event of Default. There shall be no Events of Default defined with respect to the Certificates.

                  Section 18. Notices. (a) All directions, demands and notices hereunder and under the Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered or mailed by first class mail, postage prepaid or by express delivery service or by certified mail, return receipt requested or delivered in any other manner specified herein, (i) in the case of the Depositor, to Structured Products Corp., 388 Greenwich Street, 10th Floor, New York, New York 10013, Attention: Secretary, or such other address as may hereafter be furnished to the Co-Trustee in writing by the Depositor, and (ii) in the case of the Trustee, to U.S. Bank National Association, Cayman Islands Branch, c/o Royal Bank of Canada Trust Company (Cayman) Limited, Royal Bank Building, 4th Floor, 24 Shedden Road, P.O. Box 1586 GT, George Town, Grand Cayman, Cayman Islands with a copy to U.S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, New York 10005, or such other address as may hereafter be furnished to the Depositor in writing by the Trustee.

         (b)      For purposes of delivering notices to the Rating Agency under
Section 10.7 of the Agreement or otherwise, such notices shall be mailed or delivered as provided in Section 10.7 to: Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041; and Moody's Investors Service, Inc., Structured Derivative Products, 99 Church Street, New York, New York 10007; or such other address as the Rating Agency may designate in writing to the parties hereto.

         (c) Notwithstanding any provisions of the Agreement to the contrary, the Trustee and the Co-Trustee shall deliver all notices or reports required to be delivered to or by the Trustee or the Co-Trustee or the Depositor to the Certificateholders without charge to such Certificateholders.

         (d) Upon receipt of notice from the Calculation Agent that a Successor Index has been chosen, the Co-Trustee will cause notice thereof to be furnished to the Certificateholders.

                  Section 19. Access to Certain Documentation. Access to documentation regarding the Term Assets shall be afforded without charge to any Certificateholder so requesting pursuant to Section 3.17 of the Agreement. Additionally, the Trustee and the Co-Trustee shall provide at the request of any Certificateholder without charge to such Certificateholder the name and address of each Certificateholder of Certificates hereunder as recorded in the Certificate Register for purposes of contacting the other Certificateholders with respect to their rights hereunder or for the purposes of effecting purchases or sales of the Certificates, subject to the transfer restrictions set forth herein.

                  Section 20. Advances. There is no Administrative Agent specified herein; hence no person shall be permitted or obligated to make Advances as described in Section 4.3 of the Agreement.

                  Section 21. Ratification of Agreement. With respect to the Series issued hereby, the Agreement, as supplemented by this Series Supplement, is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. To the extent there is any inconsistency between the terms of the Agreement and this Series Supplement, the terms of this Series Supplement shall govern.

                  Section 22. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

                  Section 23. Governing Law. This Series Supplement and each Certificate issued hereunder shall be governed by and construed in accordance with the laws of the Cayman Islands applicable to agreements made and to be performed entirely therein without reference to such Cayman Islands' principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  Section 24. Certificate of Compliance. The Depositor shall deliver to the Trustee and the Co-Trustee on or prior to August 31 of each year prior to a Trust Termination Event the Officer's Certificate as to compliance as required by Section 6.1(b) of the Base Corporate Trust Agreement.

                  Section 25. Tax Year of Trust. The Trust shall have a tax year which commences on January 1 of a year and ends on the following December 31 of the same year; provided that, the initial tax year for the Trust shall commence on the Closing Date and end on December 31, 2004.

                  Section 26. Matters Concerning the Co-Trustee. The Co-Trustee shall be an Authenticating Agent for the Certificates and shall continuously maintain a Responsible Officer for the Trust.

                  Section 27. Notice to Depositor and Others Regarding Reports. The Trustee agrees to provide a copy to the Depositor and Orrick, Herrington & Sutcliffe LLP of each report sent to Holders of Certificates as well as a notice on each August 31, commencing August 31, 2004 as to whether any distributions were made to Holders of the Certificates.

                  Section 28. The Policy. The Trustee agrees to demand payment, and undertake all necessary actions in order to obtain payment, under the Policy in the event the Swap Counterparty fails to make a payment when due under the Swap Agreement and the Swap Agreement has terminated.

                  If (i) the Swap Counterparty fails to make a payment two Business Days prior to the Final Scheduled Distribution Date, as provided in the Swap Agreement, (ii) the Trustee has not otherwise received such payment by such second Business Day prior to the Final Scheduled Distribution Date, and (iii) the Trustee has not received reasonable assurances from the Swap Insurer that such payment will be made on or prior to the Final Scheduled Distribution Date, then the Trustee agrees to exercise its right to terminate the Swap Agreement, and further agrees to take reasonable measures to make a claim for payment under the Policy.

                  Section 29. Provisions Concerning the Additional Investment Securities and Additional ABS Securities. (a) Notwithstanding any provision herein to the contrary, (I) the amount provided to be paid by the Swap Counterparty pursuant to clause (ii) of the definition of Additional Fixed Rate Payer Payment Amount shall be held by U.S. Bank National Association in an account separate and apart from any and all other assets of the Trust (such amount being referred to as, the "Additional Investment Payment") and shall not constitute Trust Assets, and (II) the portion of the amount provided to be paid by the Swap Counterparty pursuant to clause (i) of the definition of Additional Fixed Rate Payer Payment Amount equal to the Additional Asset Backed Payment shall be held by U.S. Bank National Association in an account separate and apart from any and all other assets of the Trust and shall not constitute Trust Assets. The Additional Investment Payment shall be invested at the direction of the Swap Counterparty (provided that the Swap Counterparty directs that such amount be invested in investments that meet the definition of Eligible Investment herein) and in the absence of any such direction in investments described in the definition of clause (b) of the definition of Eligible Investments (such investments being referred to as, the "Additional Investment Securities"). The Additional Asset Backed Payment shall be invested in the Additional ABS Securities.

         (b) If the Trustee has not received a payment from the Swap Counterparty on (i) any date required under paragraph 5(a) of the confirmation to the Swap Agreement (i.e., any Early Termination Date (other than an Early Termination Date that arises due to the occurrence of a Term Assets Credit Event)) or (ii) the Final Scheduled Distribution Date, then U.S. Bank National Association may liquidate first, Additional Investment Securities, pay such proceeds to the Co-Trustee and the Co-Trustee may use the proceeds from such liquidation to satisfy such payment and then, to the extent any such payment remains unsatisfied, the Additional ABS Securities, pay such proceeds to the Co-Trustee and the Co-Trustee may use the proceeds from such liquidation to satisfy such payment. Following such liquidation, U.S. Bank National Association shall return all remaining Additional Investment Securities, Additional ABS Securities and unused proceeds thereof to the Swap Counterparty.

         (c) Upon the earlier of (i) (a) an Early Termination Date that arises due to the occurrence of a Term Assets Credit Event or (b) if the Swap Counterparty is obligated to make a payment to the Trust upon termination of the Trust as a result of such Term Assets Credit Event, the date on which the Swap Counterparty makes such payment and (ii) the first date on which the Swap Counterparty has satisfied all of its obligations under the Swap Agreement, U.S. Bank National Association shall transfer to the Swap Counterparty the Additional Investment Securities and the Additional ABS Securities.

         (d) All earnings on the Additional Investment Securities shall be paid to the Swap Counterparty on demand (or if no demand is made, on or about each December 31); provided that such earnings are not needed to satisfy any amounts then due from the Swap Counterparty to the Trustee under the Swap Agreement.

         (e) The Trustee and Co-Trustee, on behalf of the Trust, agree, and the Certificateholders by their purchase of Certificates will be deemed to have agreed, that the Additional Investment Securities and the Additional ABS Securities, earnings thereon and any proceeds thereof constitute property of the Swap Counterparty which the Swap Counterparty has agreed are available to the Trustee under the conditions described in the Swap Agreement to satisfy the Swap Counterparty's obligations under the Swap Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be executed by their respective duly authorized officers as of the date first above written.

Executed as a Deed                        U.S. BANK NATIONAL ASSOCIATION,
by Brian Taylor and David Mullen          CAYMAN ISLANDS BRANCH, as Trustee
on behalf of
U.S. BANK NATIONAL ASSOCIATION,
CAYMAN ISLANDS BRANCH, as Trustee

                                          By: /s/ Brian Taylor  /s/ David Mullen
                                              Authorized signatory

In the presence of

Authorized signatory
Witness

Executed as a Deed                       STRUCTURED PRODUCTS CORP., as Depositor
by Mark C. Graham, Assistant Vice
President and Finance Officer            By: /s/ Mark. C. Graham
on behalf of                             Authorized Signatory
STRUCTURED PRODUCTS CORP.,
as Depositor

In the presence of

Authorized Signatory
Witness

Executed as a Deed                       Accepted and Agreed to:
by Marlene Fahey                         U.S. BANK TRUST NATIONAL ASSOCIATION,
on behalf of                             as Co-Trustee
U.S. BANK TRUST NATIONAL ASSOCIATION,
as Co-Trustee
                                         By: /s/ Marlene Fahey
                                         Authorized signatory

In the presence of

Authorized signatory
Witness

ACCEPTANCE BY CALCULATION AGENT:

         Citigroup Global Markets Inc. hereby accepts the duties and obligations of the Calculation Agent set forth in this Series Supplement as of the date set forth above.

                                                   CITIGROUP GLOBAL MARKETS INC.

                                                   By: /s/ Thomas Petrone
                                                   Its:

                                   APPENDIX A

                          IDENTIFICATION OF TERM ASSETS

Issuer:                                          MBNA Credit Card Master      MBNA Credit Card Master
                                                 Note Trust                   Note Trust

Term Assets:                                     Class A (2003-8) Notes       Class A (2003-4) Notes

Original Principal Amount Issued:                $750,000,000                 $750,000,000

CUSIP No.:                                       55264T CA 7                  55264T BT 7

Stated Interest Rate:                            One Month LIBOR (USD) +      One Month LIBOR (USD) +
                                                 0.19%                        0.22%

Interest Payment Dates:                          Monthly on the 15th          Monthly on the 15th

Par Amount of Term Assets Under the Trust        $40,000,000                  $15,000,000
Agreement

Ratings (Moody's / S&P):                         Aaa/AAA                      Aaa/AAA

Issuer:                                          Discover Card             Discover Card
                                                 Master Trust I            Master Trust I

Term Assets:                                     Floating Rate Class A     Class A, Subseries 2
                                                 Certificates, Series      Certificates, Series
                                                 2003-3                    2003-04

Original Principal Amount Issued:                $900,000,000              $750,000,000

CUSIP No.:                                       25466K EQ 8               25466K EU 9

Stated Interest Rate:                            One Month LIBOR (USD) +   One Month LIBOR (USD) +
                                                 0.20%                     0.18%

Interest Payment Dates:                          Monthly on the 15th       Monthly on the 15th

Par Amount of Term Assets Under the Trust        $20,000,000               $60,000,000
Agreement

Ratings (Moody's / S&P):                         Aaa/AAA                   Aaa/AAA

         The above summary is qualified in its entirety by reference to the Term Assets Prospectuses. Neither the Depositor nor any of its affiliates make any representation about the completeness, accuracy or timeliness of information in the Term Assets Prospectuses.

AVAILABLE INFORMATION

         Each Term Assets Issuer which represents ten percent (10%) or more of the total par amount of the Term Assets is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by such Term Assets Issuers with the Commission pursuant to the informational requirements of the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be maintained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy statements and other information can also be inspected at the offices of any stock exchange on which a Term Assets Issuer' securities are listed.

                                    EXHIBIT B
                  TERMS OF THE CERTIFICATES AS OF CLOSING DATE

Maximum Number of TIERS(R)Certificates              Up to 13,500,000

Aggregate Principal Amount
   of TIERS(R)Certificates:                         U.S.$135,000,000

Authorized Denomination:                            $10.00 and integral multiples thereof

Rating Agencies:                                    Standard & Poor's Ratings Services and Moody's Investors
                                                    Service, Inc.

Moody's /Standard & Poor's Rating:                  Aaa/AAA

Closing Date:                                       January 29, 2004

Payment on the Final Scheduled                      $10.00 plus the Interest Distribution Amount (which
Distribution Date                                   will equal at least $0.70 per Certificate), if any.

Final Scheduled Distribution Date:                  April 29, 2009

Record Date:                                        With respect to any Distribution Date,  the day immediately preceding such Distribution Date.

Trustee's and Co-Trustee's Fees:                    The Trustees and the Co-Trustee's fees shall be payable by the Depositor pursuant to a separate fee agreement among the Trustee, the Co-Trustee and the
                                                    Depositor.

Initial Certificate Registrar:                      U.S. Bank National Association,  Cayman Islands Branch and U.S.
                                                    Bank Trust National Association.

Corporate Trust Office:                             U.S. Bank National Association, Cayman Islands Branch, c/o Royal Bank of
                                                    Canada Trust Company (Cayman) Limited, Royal Bank Building, 4th Floor, 24
                                                    Shedden Road, P.O. Box 1586 GT, George Town, Grand Cayman, Cayman Islands

                                                                       EXHIBIT C

                              FORM OF CERTIFICATES

THIS CERTIFICATE REPRESENTS AN UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR, THE TRUSTEE, THE CO-TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CERTIFICATE NUMBER                                                  Certificates
CUSIP:                                             $        Aggregate Par Amount

                              TIERS(R) CERTIFICATES

         THIS CERTIFIES THAT Cede & Co. is the registered owner of a nonassessable, fully-paid, fractional undivided interest in TIERS(R) Principal-Protected Minimum Return Asset Backed Certificates Trust Series Russell 2004-1 (the "Trust") formed by Structured Products Corp., as depositor (the "Depositor").

         The Trust was created pursuant to a Base Corporate Trust Agreement, dated January 29, 2004 (the "Agreement"), between the Depositor and U.S. Bank National Association, Cayman Islands Branch, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the TIERS(R) Asset Backed Supplement Series Russell 2004-1 dated January 29, 2004 (the "Series Supplement" and, together with the Agreement, the "Corporate Trust Agreement"), between the Depositor and the Trustee, each as accepted by U.S. Bank Trust National Association, not in its individual capacity but solely as Co-Trustee (the "Co-Trustee"). This Certificate does not purport to summarize the Corporate Trust Agreement and reference is hereby made to the Corporate Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee with respect hereto. A copy of the Corporate Trust Agreement may be obtained from the Co-Trustee by written request sent to U.S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, New York 10005, facsimile number (212) 809-5459 or (212) 509-3384. Capitalized terms used but not defined herein have the meanings assigned to them in the Corporate Trust Agreement.

         This Certificate is one of the duly authorized Certificates designated as "TIERS(R) Certificates" (herein called the "Certificate" or "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Corporate Trust Agreement, to which Corporate Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The assets of the Trust include the Term Assets, the Swap Agreement and the Eligible Investments held by the Trust.

         Under the Corporate Trust Agreement, there shall be distributed on the dates specified in the Corporate Trust Agreement (a "Distribution Date"), to the person in whose name this Certificate is registered at the close of business on the related Record Date, such Certificateholder's fractional undivided interest in the amount of distributions to be distributed to Certificateholders on such Distribution Date.

         The distributions in respect of this Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts as set forth in the Corporate Trust Agreement.

         Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder shall not, prior to the date which is one year and one day after the termination of the Corporate Trust Agreement, acquiesce, petition or otherwise invoke or cause the Depositor to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Depositor under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor.

         Each Certificateholder, by its acceptance of a Certificate, agrees that for the purposes of federal income taxes, state and local income and franchise taxes and any other taxes imposed upon, measured by or based upon, gross or net income, it will treat the Trust as a foreign corporation that is not engaged in a trade or business in the United States for federal income tax purposes, and agrees, unless otherwise required by appropriate tax authorities, to file its own tax returns and reports in a manner consistent with such characterization.

         The Corporate Trust Agreement permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Co-Trustee by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Corporate Trust Agreement or be valid for any purpose.

         A copy of the Corporate Trust Agreement is available upon request and all of its terms and conditions are hereby incorporated by reference and made a part hereof.

         THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE CAYMAN ISLANDS, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by its manual or facsimile signature.

                                    U.S. BANK NATIONAL ASSOCIATION,
                                    CAYMAN ISLANDS BRANCH, not in its individual capacity but solely as Trustee

                                    By:_______________________________________
                                       Authorized Signatory

         IN WITNESS WHEREOF, the Co-Trustee has caused this Certificate to be duly authenticated by its manual or facsimile signature.

                        U.S. BANK TRUST NATIONAL ASSOCIATION,
                        not in its individual capacity but solely as Co-Trustee and Authenticating Agent

                        By________________________________________________
                            Authorized Signatory